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Exhibit 99.1

CONSENT AND ACKNOWLEDGMENT

        The undersigned is a proposed director of Bucyrus International, Inc. (the "Company") to take office upon successful completion of the offering of common stock. As such, the undersigned understands that such person must be included in the Company's prospectus as a proposed director. Accordingly, the undersigned hereby consents to the inclusion of the undersigned's name as a proposed director of the Company, along with a required description of the undersigned's business experience, in the Company's Registration Statement on Form S-1, including any amendments thereto, to be filed with the Securities and Exchange Commission. The undersigned acknowledges that such person may be sued by investors in the offering under Section 11 of the Securities Act of 1933, as amended, in the event of material misstatements or omissions in the Company's Registration Statement.

November 2, 2004.

/s/ Edward G. Nelson

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  Exhibit 99.1
CONSENT AND ACKNOWLEDGMENT